UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2006

WPT Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-14479	77-0639000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California		90036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-330-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2006, WPT Enterprises, Inc. (the "Company") entered into and executed Amendment No. 1 (the "Amendment") to the Brand License and Online Casino Operating Agreement with WagerWorks Alderney 3 Limited, an Alderney company and a wholly owned subsidiary of WagerWorks, Inc. ("WagerWorks"), dated as of January 19, 2005 (the "Agreement").

The parties amended the Agreement to permit the Company to (i) own and operate its own online poker room, and (ii) offer multi-player real-money poker gaming via cellular phone using software provided by a particular vendor.

In addition, the Amendment specified a termination date for WagerWorks’ operation of the Company’s online poker room (the "Poker Room") on the earlier to occur of (i) August 1, 2007, (ii) thirty (30) days following the Company’s request to WagerWorks to terminate operation of the Poker Room, or (iii) sixty (60) days following WagerWorks’ notice to the Company that it will terminate its operation of the Poker Room. Furthermore, the parties agreed that WagerWorks could increase its share of revenue derived from the operation of the Poker Room to 75% from the original 25%. The changed revenue share percentage reflects an attempt to incentivize WagerWorks to provide a quality online poker room during the transistion by the Company to the operation of its own online poker room.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibit 10.1 - Amendment No. 1 to the Brand License and Online Casino Operating Agreement by and between the Company and WagerWorks Alderney 3 Limited dated July 10, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

July 14, 2006	By:	/s/ Adam Pliska

Name: Adam Pliska
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to the Brand License and Online Casino Operating Agreement by and between the Company and WagerWorks Alderney 3 Limited